                                                                   EXHIBIT 10.27

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 26, 2000 by Endo Pharmaceuticals Inc., a Delaware corporation (the "Employer") and Carol A. Ammon (the "Executive").


                                   RECITALS

     WHEREAS, the Employer and the Executive entered into an employment agreement, dated as of August 26, 1997 (the "Original Employment Agreement") and concurrently with the execution and delivery of the Original Employment Agreement, the Employer purchased from The DuPont Merck Pharmaceutical Company ("DMPC") and Endo Laboratories, L.L.C. ("Endo LLC"), certain assets comprising their generic and multisource brand drug business (the "Business") pursuant to an Asset Purchase Agreement, dated as of June 27, 1997 (the "Purchase Agreement"), among DMPC, Endo LLC, DuPont Merck Pharma Puerto Rico, Employer and Kelso & Company. The Executive had been employed by DMPC in the Business and the Employer continued to employ the Executive in the Business, and the Executive accepted such continued employment, upon the terms and conditions set forth in the Original Employment Agreement;

     WHEREAS, the Executive and the Board of Directors of the Employer have each determined that amending and restating the Original Employment Agreement is advisable and desirable; and

     WHEREAS, the Board of Directors of the Employer has approved this Agreement upon the terms set forth herein;

     NOW THEREFORE, in consideration of the premises and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1.  DEFINITIONS.
            -----------

          For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1.

          "Agreement" means this Employment Agreement, including the Exhibits hereto, as amended from time to time.

          "Basic Compensation" means Salary and Benefits.

          "Benefits" shall have the meaning set forth in Section 3.1(c).

          "Board of Directors" means the board of directors of the Employer.

          "Confidential Information" means any and all:

          (a) trade secrets concerning the business and affairs of the Employer, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information);

          (b) information concerning the business and affairs of the Employer (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials) however documented; and

          (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer containing or based, in whole or in part, on any information included in the foregoing.

     "CPI" means the Consumer Price Index-All Urban Consumers, Philadelphia Region (1982-1984 = 100), as published by the United States Department of Labor.

     "disability" shall have the meaning set forth in Section 6.2.

     "Effective Date" means the date stated in the first paragraph of this Agreement.

     "Employment Period" shall have the meaning set forth in Section 2.2.

     "Fiscal Year" means the Employer's fiscal year, as it exists on the Effective Date or as changed from time to time.

     "for cause" shall have the meaning set forth in Section 6.3.

     "for good reason" shall have the meaning set forth in Section 6.4.

     "Incentive Compensation" shall have the meaning set forth in Section 3.2.

     "person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

     "Post-Employment Period" shall have the meaning set forth in Article 8.

     "Renewal Term" shall have the meaning set forth in Section 2.2.

     "Salary" shall have the meaning set forth in Section 3.1(a).

ARTICLE 2.  EMPLOYMENT TERMS AND DUTIES.
            ----------------------------

          Section 2.1  Employment.  The Employer hereby employs the Executive,
                       ----------
and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

          Section 2.2  Term.  Subject to the provisions of Article 6, the
                       ----
initial term of the Executive's employment under this Agreement will be four (4) years, beginning on the Effective Date and ending on the fourth anniversary of the Effective Date. The term of this Agreement may be renewed by the Executive and the Employer for additional periods of one year (each, a "Renewal Term"; the Initial Term together with all Renewal Terms, if any, are hereinafter referred to as the "Employment Period").

          Section 2.3  Duties.  The Executive will have such duties as are
                       ------
assigned or delegated to the Executive by the Board of Directors, and will initially serve as President and Chief Executive Officer of the Employer and the Executive shall have the status, authority, duties and responsibilities typically recognized as attributes of such position. The Executive will devote the Executive's business, time, attention, skill, and energy to the business of the Employer, will promote the success of the Employer's business, and will cooperate with the Board of Directors in the advancement of the best interests of the Employer. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to be inconsistent with the Executive's duties under this Agreement. The Executive shall, from time to time, inform the Board of Directors of those additional activities in which the Executive is engaged. If the Executive is elected as a director of the Employer or as a director or officer of any of Employer's subsidiaries, the Executive will fulfill the Executive's duties as such director or officer without additional compensation.

          Section 2.4  Director's and Officer's Liability Coverage.   The
                       --------------------------------------------
Employer shall cause the Executive to be (a) indemnified as an officer and director of the Employer or any of its affiliates, to the extent applicable, to the maximum extent permitted by applicable law, and (b) covered by director's and officer's liability insurance in connection with the Executive serving as an officer and director of Employer or any of its affiliates. The provisions of this Section 2.4 shall survive termination of this Agreement for any reason.


 ARTICLE 3. COMPENSATION.
            -------------

          Section 3.1   Basic Compensation.
                         ------------------

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

          (a)  Salary.  The Executive will be paid an annual salary of $325,000,
               ------
subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. The Salary will be reviewed by the Board of Directors not less frequently than annually, and be adjusted in the sole discretion of the Board of Directors, but in no event will the Salary be less than $325,000 per year. In determining the amount of any adjustment to Salary, the Board of Directors shall take into account inflation, merit, changes in responsibilities and industry salary practices for executives. Any increase in Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Salary shall not be reduced after such increase unless such reduction is part of a reduction in salaries of specified management personnel of the Employer undertaken in a program approved by the Employer's Board of Directors.

          (b) Standard Benefits.  The Executive will, during the Employment
              -----------------
Period, be permitted to participate in such incentive, savings, pension, profit sharing, bonus, life insurance, hospitalization and major medical, and other employee benefit plans, practices, policies and programs, of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Standard Benefits").

          (c) Supplemental Benefits.  Executive will be eligible to receive
              ---------------------
certain DMPC medical benefits (including dental benefits) given to retirees as a result of the transactions contemplated by the Purchase Agreement. In order to receive such DMPC medical benefits, Executive will be required to pay 60% of the applicable insurance premiums (the "Executive's Co-Pay"). Executive agrees to waive coverage under Employer's medical benefits included within the Standard Benefits in return for Employer paying the Executive's Co-Pay. Upon Executive's employment with Employer terminating, Employer will continue to pay Executive's Co-Pay for a period of 18 months thereafter. (The benefits described in this Section 3.1(c) are hereinafter referred to as the "Supplemental Benefits"; and the Standard Benefits together with the Supplemental Benefits are hereinafter referred to as the "Benefits".)

          Section 3.2    Incentive Compensation.   For each Fiscal Year or part
                         ----------------------
thereof during the Employment Period the Executive shall be paid in cash as additional compensation (the "Incentive Compensation") for the services to be rendered by the Executive pursuant to this Agreement, an amount equal to fifty percent (50%) of the Salary for such Fiscal Year (or such lesser (including zero) or greater (not to exceed two hundred) percent of the Salary for such Fiscal Year as is recommended in good faith to the Board of Directors by the Chief Financial Officer of the Employer and approved by the Board of Directors) if the Employer meets the performance targets set by the Board of Directors (the "Performance Targets") for such Fiscal Year. Incentive Compensation for each Fiscal Year or part thereof shall be paid as soon as practicable following receipt by the Employer of its audited financial statements for the Fiscal Year for which the Incentive Compensation is being paid, unless the Executive shall elect to defer the receipt of such Incentive Compensation. The Executive shall be permitted to submit a proposal for additional incentive compensation with respect to the period commencing on the date hereof and ending at the end of the Employer's current Fiscal Year, and the Employer shall consider such proposal in good faith.

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ARTICLE 4.  FACILITIES AND EXPENSES.
            ------------------------

          The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay the Executive's dues in such professional societies and organizations as are appropriate, and will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable expenses incurred by the Executive in attending conventions, seminars, and other business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports with respect to such expenses in accordance with the Employer's policies.


ARTICLE 5.  VACATIONS AND HOLIDAYS.
            ----------------------

          The Executive will be entitled to paid vacation each Fiscal Year in accordance with the vacation policies of the Employer in effect for its executive officers from time to time, provided that in no event shall such number of paid vacation days be fewer than twenty. Vacation must be taken by the Executive at such time or times as approved by the Chairman of the Board. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies. Vacation days and holidays during any Fiscal Year that are not used by the Executive during such Fiscal Year may be used in any subsequent Fiscal Year.


ARTICLE 6.  TERMINATION AND ELECTION NOT TO RENEW.
            -------------------------------------

          Section 6.1  Events of Termination.  The Employment Period, the
                       ---------------------
Executive's Basic Compensation and Incentive Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Article 6):

          (a) upon the death of the Executive;

          (b) upon the disability of the Executive (as defined in Section 6.2);

          (c) for cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify, unless otherwise provided in Section 6.3; or

          (d) for good reason (as defined in Section 6.4) upon not less than thirty days' prior notice from the Executive to the Employer.

          Section 6.2  Definition of Disability.  For purposes of Sections 6.1
                       ------------------------
and 6.3, the Executive will be deemed to have a "disability" if, as a result of the Executive's incapacity due to reasonably documented physical illness or injury or mental illness, the Executive shall have been unable for more than six months in any twelve month period to perform Executive's duties hereunder on a full time basis and within 30 days after written notice of termination has been give to the Executive, the Executive shall not have returned to the full time performance of such duties. The date of termination in the case of a termination for "disability" shall be the last day of the aforementioned 30-day period.

          Section 6.3  Definition of "For Cause."  For purposes of Section 6.1,
                       -------------------------
the phrase "for cause" means: (a) the continued failure, after written demand is delivered to the Executive which specifically identifies the failure, by the Executive substantially to perform the Executive's duties under this Agreement (other than any such failure resulting from "disability"), (b) the engagement by the Executive in serious misconduct that has caused, or in the good faith judgment of the Board of Directors may cause if not discontinued, material harm (financial or otherwise) to the Employer or any of its subsidiaries, if any (provided that with respect to misconduct that the Board of Directors determines may cause material harm if not discontinued, a written demand is delivered to the Executive specifically identifying the misconduct and the Executive continues the misconduct), such material harm to include, without limitation,
(i) the disclosure of material secret or confidential information of the Employer or any of its subsidiaries, if any, (ii) the debarment of the Employer or any of its subsidiaries, if any, by the U.S. Food and Drug Administration or any successor agency (the "FDA"), or (iii) the registration of the Employer or any of its subsidiaries, if any, with the U.S. Drug Enforcement Administration of any successor agency (the "DEA") to be revoked or an application with the DEA to be denied, (c) the debarment of the Executive by the FDA, or (d) the continued material breach by the Executive of this Agreement or the Stockholder's Agreement, dated as of August 26, 1997, among the Executive, the Employer and other parties named therein (the "Stockholder's Agreement") after written demand is delivered to the Executive which specifically identifies the breach.

          Section 6.4  Definition of "For Good Reason."  For purposes of Section
                       ------------------------------
6.1, the phrase "for good reason" means any of the following: (a) The Employer's material breach Section 2.4, 3.1 or 3.2 or of this Agreement or its obligations under the Stockholder's Agreement for the benefit of Executive; (b) the assignment of the Executive without the Executive's consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than the Executive's position, responsibilities, or duties at the Effective Date; or (c) sale of all or substantially all of the assets of the Employer, sale of all or substantially all of the stock of the Employer, merger of the Employer with one or more other related or unrelated entities, or other similar transaction vesting control of the Employer with a third party or parties.

          Section 6.5  Termination Pay. Effective upon the termination of this
                       ---------------
Agreement, the Employer will be obligated to pay the Executive (or, in the event of Executive's death, Executive's designated beneficiary as defined below) only such compensation as is provided in this Section 6.5 or Section 6.6. For purposes of this Section 6.5, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

          (a) Termination by the Executive for Good Reason.  If the Executive
              --------------------------------------------
terminates this Agreement for good reason, the Employer will (i) pay (A) monthly to the Executive the Executive's Salary for the remainder of the Employment Period or eighteen (18) months, whichever is longer, and (B) the Executive's Incentive Compensation for the Fiscal Year during which the termination is effective, prorated through the date of termination, provided that the applicable Performance Targets are met, and (ii) continue to provide the Executive with the Benefits for the remainder of the Employment Period or eighteen (18) months, whichever is longer.

          (b) Termination by the Employer for Cause.  If the Employer terminates
              -------------------------------------
this Agreement for cause, the Executive will be entitled to receive the Executive's Salary and Incentive Compensation prorated through the date such termination is effective.

          (c) Termination upon Disability.  If this Agreement is terminated by
              ---------------------------
either party as a result of the Executive's disability, as determined under
Section 6.2, the Employer will pay the Executive the Salary and Incentive Compensation (if the applicable Performance Targets are met) through the remainder of the calendar month during which such termination is effective and the period until disability insurance benefits commence ("Disability Coverage Commencement") under the disability insurance coverage furnished by the Employer to the Executive. From and after Disability Coverage Commencement and for eighteen (18) consecutive months thereafter, the Employer will make regular payments to the Executive in the amount by which the Salary exceeds the Executive's disability insurance benefits.

          (d) Termination upon Death.  If this Agreement is terminated because
              ----------------------
of the Executive's death, the Executive will be entitled to receive the Executive's Salary through the end of the calendar month in which the Executive's death occurs, and Incentive Compensation (if the applicable Performance Targets are met) for the Fiscal Year during which the Executive's death occurs, prorated through the date of the Executive's death.

          (e) Benefits.  Unless otherwise specifically provided herein or
              --------
otherwise provided for in the Standard Benefits, the Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans.

          Section 6.6  Election Not to Renew.  If the Executive elects to renew
                       ---------------------
this Agreement for a Renewal Term, but Employer does not, and Employer's election not to renew is not for cause, the Executive will be entitled to receive, the Salary for the remainder, if any, of the calendar month in which such termination is effective and for eighteen (18) consecutive calendar months thereafter and the Benefits for eighteen (18) consecutive months after the date of termination.

          Section 6.7  Adjustments for CPI.  The amounts payable to the
                       -------------------
Executive pursuant to Sections 6.5(a) and (c) and Section 6.6 shall be adjusted based on CPI every 12 months to account for changes in the cost of living.

          Section 6.8  Shareholder Approval.  Employer represents and warrants
                       --------------------
that this Agreement has been approved by the shareholders of Employer in a manner designed to satisfy the requirements of Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended (which section exempts from the term "parachute payments" payments meeting the shareholder approval requirements specified therein). The effectiveness of this Agreement is subject to such shareholder approval.


ARTICLE 7.  NON-DISCLOSURE COVENANT.
            ------------------------

          Section 7.1  Acknowledgments by the Executive.   The Executive
                       --------------------------------
acknowledges that (a) during the Employment Period and as a part of the Executive's employment, the Executive will be afforded access to Confidential Information; and (b) public disclosure of such Confidential Information could have an adverse effect on the Employer and its business.

          Section 7.2  Agreements of the Executive.  In consideration of the
                       ---------------------------
compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

          (a) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any person except with the specific prior written consent of the Employer, as otherwise may be required by law or legal process or except as otherwise expressly permitted by the terms of this Agreement.

          (b) If any information that the Employer deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that the Employer submit proof of the economic value of any trade secret or post a bond or other security.

          (c) None of the foregoing obligations and restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

          (d) Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all Confidential Information in the Executive's possession or subject to the Executive's control, and the Executive may not retain any copies, abstracts, sketches, or other physical embodiment of any of the Confidential Information.


ARTICLE 8.  NON-COMPETITION AND NON-INTERFERENCE.
            -------------------------------------

          The Executive covenants that the Executive will not, directly or indirectly during the Employment Period, except in the course of the Executive's employment hereunder, and during the Post-Employment Period, directly or indirectly manage, operate, control, or participate in the management, operation, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name to, or render services or advice to, any third party (including without limitation DPMC and its affiliates) which manufactures, markets, sells, distributes or develops any pharmaceutical product that constitutes an API (as defined in the Purchase Agreement) or is Derivative (as defined in the Purchase Agreement) of any API, or any business whose products compete in whole or in part with the products of the Employer (disregarding any non-pain management products that were not products of the Employer during the Employment Period).

          For purposes of this Article 8, the term "Post-Employment Period" means the period beginning on the effective date of termination of the Executive's employment hereunder and ending on the later to occur of (i) 18 months after the effective date of such termination or (ii) the date amounts payable to Executive under Section 6.5 (a) and (c) and Section 6.6 are to have been paid in full pursuant to this Agreement (provided that notwithstanding anything in this Agreement to the contrary, such amounts are being timely paid by the Employer).

          If any covenant in this Article 8 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.


ARTICLE 9.  GENERAL PROVISIONS.
            -------------------

          Section 9.1  Injunctive Relief and Additional Remedy.  The Executive
                       ---------------------------------------
acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Articles 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

          Section 9.2  Essential and Independent Covenants.  The covenants by
                       -----------------------------------
the Executive in Articles 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into the Purchase Agreement and the Employer would not have entered into this Agreement or employed or continued the employment of the Executive. The Employer and the Executive have independently consulted their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

          If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Articles 7 and 8.

          Section 9.3  Duty to Mitigate.  The Executive shall not be required to
                       ----------------
mitigate damages or the amount of any payment required under this Agreement, nor shall the payments due Executive hereunder be reduced or offset by reason of any payments Executive receives from any other source.

          Section 9.4  Representations and Warranties by the Executive.  The
                       -----------------------------------------------
Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

          Section 9.5  Waiver.  The rights and remedies of the parties to this
                       ------
Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

          Section 9.6  Binding Effect; Delegation of Duties Prohibited.  This
                       -----------------------------------------------
Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

          Section 9.7  Notices.  All notices, consents, waivers, and other
                       -------
communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          If to the Employer:       Endo Pharmaceuticals Inc.
          ------------------
                                    223 Wilmington West Chester Pike
                                    Chadds Ford, PA 19317
                                    Attention:  Board of Directors

          If to the Executive:      Carol A. Ammon
          -------------------
                                    1019 Kent Road
                                    Wilmington, DE 19807

          Section 9.8  Entire Agreement; Amendments.  This Agreement contains
                       ----------------------------
the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

          Section 9.9  Governing Law.  This Agreement will be governed by and
                       -------------
construed under the laws of the State of Delaware without regard to conflicts of laws principles.

          Section 9.10  Section Headings, Construction.  The headings of
                        ------------------------------
Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

          Section 9.11  Severability.  If any provision of this Agreement is
                        ------------
held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

          Section 9.12  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                              [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                   ENDO PHARMACEUTICALS INC.


                                   By: /s/ Jeffrey R. Black
                                      -----------------------------------------
                                      Name:  Jeffrey R. Black
                                      Title: Chief Financial Officer


                                   /s/ Carol A. Ammon
                                   -------------------------------------------
                                   CAROL A. AMMON